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                                                                  EXHIBIT 10.6.1




                   CONFIDENTIALITY AND NON-COMPETE AGREEMENT


         CONFIDENTIALITY AND NON-COMPETE AGREEMENT (this "AGREEMENT"), dated as of March 31, 1995, between Titan Resources, L.P., a Texas limited partnership ("PARTNERSHIP"), Titan Resources I, Inc., a Texas corporation (the "COMPANY"), and [See Schedule II attached hereto], an individual residing in Midland, Texas (the "EMPLOYEE").

         WHEREAS, the Company has been recently created and organized to serve as the general partner of the Partnership in connection with a proposed transaction in which Jack D. Hightower, Natural Gas Partners, L.P., Natural Gas Partners II, L.P., and certain other individuals (collectively, "Investors") will each purchase units of limited partnership interests ("L.P. UNITS") in the Partnership (the "PROPOSED TRANSACTION") and the Partnership will grant to Employee, and to certain other individuals, options to acquire additional L.P. Units ("OPTIONS");

         WHEREAS, promptly after the consummation of the Proposed Transaction, the Company and/or the Partnership plans to employ the Employee on an "at-will" basis, and the Employee desires to be employed on such basis;

         WHEREAS, Employee acknowledges that in the course of his employment by the Company and/or the Partnership and performance of services on behalf of the Company, the Partnership and their respective subsidiaries, if any, (the "RELATED PARTIES") he will become privy to various business opportunities, economic and trade secrets and relationships of the Related Parties;

         WHEREAS, it is a condition to (i) the consummation of the Proposed Transaction, (ii) the grant to Employee of the Options, and (iii) the employment of employee by the Related Parties, that Employee enter into a confidentiality and non-compete agreement on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of, and as a material inducement to, the Investors' consummation of the Proposed Transaction, the Partnership's grant of Options to Employee and the employment of Employee by the Related Parties, the Company, the Partnership and the Employee intending to be legally bound, hereby agree as follows:

         1.      Business Opportunities and Intellectual Property.

         (a) Employee shall promptly disclose to the Company and the Partnership all "Business Opportunities" and "Intellectual Property" (as defined below).

         (b) Employee hereby assigns and agrees to assign to the Company and the Partnership, its successors, assigns, or designees, all of the Employee's right, title, and interest in and to all Business Opportunities and Intellectual Property, and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company and the Partnership.

         (c) For purposes hereof "BUSINESS OPPORTUNITIES" shall mean all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration,





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production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by Employee during the Employment Term, or originated by any third party and brought to the attention of Employee during the period that Employee is employed by any of the Related Parties (the "EMPLOYMENT TERM"), together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

         (d) For purposes hereof "INTELLECTUAL PROPERTY" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which the Employee discovers, conceives, invents, creates, or develops, alone or with others, during the Employment Term, if such discovery, conception, invention, creation, or development (i) occurs in the course of the Employee's employment with the Company, or (ii) occurs with the use of any of the Related Parties' time, materials, or facilities, or (iii) in the opinion of the Board of Directors of the Company, relates or pertains in any way to the Related Parties' purposes, activities, or affairs;

         2. Non-Compete Obligations During Employment Term. Employee agrees that during the Employment Term:

                 (i) Employee will not, other than through the Company and the Partnership, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; and

                 (ii) all investments made by Employee (whether in his own name or in the name of any family members or made by Employee's controlled affiliates), which relate to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products shall be made solely through the Company and the Partnership; and Employee will not (directly or indirectly through any family members), and will not permit any of his controlled affiliates to: (A) invest or otherwise participate alongside the Related Parties in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Related Parties ultimately participates in such business or activity;

provided that, this Section 2 shall not apply to (x) the existing personal oil and gas investments owned by Employee, his family members and his controlled affiliates as of the date hereof, which are described in a schedule, substantially in the format set forth as Schedule I hereto, delivered to the Company within 30 days of the date hereof (the "EXISTING PERSONAL INVESTMENTS"), and (y) future expenditures made by Employee, his family members and his controlled affiliates which are required to maintain, but not increase, their respective current ownership interests in




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the Existing Personal Investments, excluding however, any expenditure to participate in the acquisition, exploration or development of any acreage which is not currently included in the Existing Personal Investments as of the date hereof, unless such opportunity is first offered to, and subsequently declined by, the Partnership.

         3.      Confidentiality Obligations.

         (a) Employee hereby acknowledges that all trade secrets and confidential or proprietary information of the Related Parties (collectively referred to herein as "CONFIDENTIAL INFORMATION") constitutes valuable, special and unique assets of the Related Parties' business, and that access to and knowledge of such Confidential Information is essential to the performance of Employee's duties hereunder. Employee agrees that during the Employment Term and during the one year period following the date of termination of Employee's employment by the Related Parties (the "TERMINATION DATE"), Employee will hold the Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Related Parties and their respective officers, directors and employees, any Confidential Information or use any Confidential Information for Employee's own personal benefit or for the benefit of anyone other than the Related Parties.

         (b) For purposes of this Section 3, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Related Parties relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Related Parties, whether oral or in written form in a "Related Parties' Business Records" (as defined in Section 5 below), but shall exclude any information which (i) has become part of the common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement), or (ii) was rightfully in the possession of Employee, as shown by Employee's records, prior to the date of this Agreement; provided, however, that Employee shall provide to the Company copies of all information described in clause (ii); and provided further that this Section 3 shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved.

         4.      Post Employment Non-Compete Covenant.

         (a) Employee agrees that during the one year period following the Termination Date, he will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is in direct competition with the business of the Related Parties as to leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products within the boundaries of, or within a two mile radius of the boundaries of, any mineral property interest of any of the Related Parties (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest, or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Partnership and any third




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party) or any other property on which the Related Parties has an option, right, license, or authority to conduct or direct exploratory activities, such as three dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date; provided that, this Section 4 shall not preclude Employee from:

                 (i) making investments in securities of oil and gas companies which are registered on a national stock exchange, if (A) the aggregate amount owned by Employee and all family members and affiliates does not exceed 5% of such company's outstanding securities, and (B) the aggregate amount invested in such investments by Employee and all family members and affiliates after the date hereof does not exceed $3,000,000; or

                 (ii) maintaining his Existing Personal Investments, if such personal investments do not involve any business activity that relates to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products other than as permitted by Section 2; and

         (b) Employee agrees that during the one year period following the Termination Date, he will not solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to (i) terminate his or her employment by, or contractual relationship with, such person, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for such person, (iv) become employed by or to enter into contractual relations with any Persons other than such person, or (v) enter into a relationship with a competitor of any of the Related Parties.

          5.      Business Records.

         (a) The Employee agrees to promptly deliver to the Company, upon termination of his employment by the Related Parties, or at any other time when the Company so requests, all documents relating to the business of the Related Parties, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Related Parties, (collectively, the "RELATED PARTIES' BUSINESS RECORDS"), and all copies thereof and therefrom.

         (b) The Employee confirms that all of the Related Parties' Business Records (and all copies thereof and therefrom) which are required to be delivered to the Company pursuant to this Section constitute the exclusive property of the Company and the other Related Parties.



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         (c)     The obligation of confidentiality set forth in Section 3 shall continue notwithstanding the Employee's delivery of any such documents to the Company.

         (d) Notwithstanding the foregoing provisions of this Section 5 or any other provision of this Agreement, the Employee shall be entitled to retain any (i) written materials received by the Employee in the capacity as limited partner of the Partnership, and (ii) written materials which, as shown by the Employee's records, were in Employee's possession on or prior to the date hereof, subject to the Company's right to receive a copy of all such materials.

         (e) The provisions of this Section 5 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason.

         6.      Miscellaneous.

         (a) The invalidity or non-enforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect or of any other provision of this Agreement. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

         (b) Employee acknowledges that the Partnership's and the Company's remedy at law for any breach of the provisions of this Agreement is and will be insufficient and inadequate and that the Partnership and the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Partnership and the Company may have at law.

         (c) The representations and covenants contained in this Agreement on the part of the Employee will be construed as ancillary to and independent of any other agreement between the Company and/or the Partnership and the Employee, and the existence of any claim or cause of action of the Employee against the Company or any of the other Related Parties or any officer, director, or shareholder of the Company or any of the other Related Parties, whether predicated on Employee's employment or otherwise, shall not constitute a defense to the enforcement by the Company or the Partnership of the covenants of the Employee contained in this Agreement. In addition, the provisions of this Agreement shall continue to be binding upon the Employee in accordance with their terms, notwithstanding the termination of the Employee's employment for any reason.

         (d) The parties to this Agreement agree that the limitations contained in Section 4 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in Section 4 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.




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         (e)     Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage pre-paid by certified or registered mail, return receipt requested, if to Employee at the address set forth opposite Employee's name on the signature page hereof, and if to the Company or the Partnership, at 500 West Texas, Suite 500, Midland, Texas 79701. Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

         (f) This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

         (g) This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.

                              COMPANY

                              TITAN RESOURCES I, INC.



                              By:
                                 ---------------------------------
                              Title:
                                    ------------------------------


                              PARTNERSHIP

                              TITAN RESOURCES, L.P.

                              By: Titan Resources I, Inc.



                              By:
                                 ---------------------------------
                              Title:
                                    ------------------------------

ADDRESS FOR NOTICE:           EMPLOYEE


-------------------
-------------------          [See Schedule II attached hereto]
-------------------          ---------------------------------




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                                  SCHEDULE II

John L. Benfatti

Dan P. Colwell

Thomas H. Moore

George G. Staley

Rodney L. Woodard



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